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                                                                  EXHIBIT 10.26


                               FIRST AMENDMENT TO
                   EMPLOYMENT AND NON-COMPETITION AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT ("Amendment") is made as of the _____ day of March __________, 2000, between PRIMIS, Inc., a Georgia corporation (the "Company"), and C. JAMES SCHAPER ("Employee").

     RECITALS:

     The Company and Employee have entered into that certain Employment and Non-Competition Agreement dated as of April 1, 1999 (the "Agreement");

     The Board of Directors of the Company made certain changes to Employee's compensation package, including his salary and bonus as reflected in a letter to Employee dated January 10, 2000.

     The Company and Employee agree that Section 5 of the Agreement does not accurately reflect the intention and agreement of the parties insofar as the "options" referred to in subclause (b) of clause (iii) of the last sentence of Section 5 were intended to refer to options to purchase common stock of the Company to be granted under the Company's employee stock option plan.

     The Company and Employee wish to amend the Agreement to align the provisions of the Agreement with the terms of the January 10, 2000 letter and to clarify the parties' understanding with respect the "anti-dilution" provisions contained in Section 5.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed to by and between the parties as follows:

     1. Section 4A of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          "A. SALARY. Effective January 1, 2000, the Company shall pay Employee an annual salary ("Salary") of Two Hundred Fifty Thousand Dollars ($250,000), payable not less frequently than monthly. At least once every twelve months the Board, or a compensation committee made up of some of the members of the Board, shall review Employee's salary and make such adjustments to the Salary as it reasonably deems appropriate, provided that the Salary shall not be reduced."

     2. Section 4B of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          "B. INCENTIVE CASH BONUS. Employee shall be eligible to receive a cash bonus of up to $150,000 with 80% of the bonus ($80,000) being earned if at least [90%] of the EBITA and pre-tax goals called for by the year 2000 plan are achieved, with the


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     remaining 20% ($30,000) of the bonus to be earned to the extent the compensation committee determines Employee has achieved non-financial objectives established by mutual agreement between the Executive and the compensation committee. Provided, however, if the Company completes an initial public offering ("IPO") in the year 2000 at a pre-IPO valuation of at least $350 million, then two-thirds of the bonus opportunity (or $100,000) shall be deemed to have been earned by Employee and the remaining bonus opportunity ($50,000) shall be earned and paid, if at all, in accordance with the 80%/20% proportion set forth above. Within seventy-five (75) days after the end of each fiscal year thereafter, the Company shall determine, and if appropriate, pay Employee an Incentive Cash Bonus, in an amount equal to fifty percent (50%) of Employee's Salary, determined by and in the reasonably exercised discretion of the Board and based upon the Employee's achievement of specific goals concerning the financial or other performance of the Company for such fiscal year, established by the Board prior thereto after consultation with Employee.

     3. Subclause (b) of clause (iii) of the last sentence of Section 5 of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

     "(b) issue to Employee, pursuant to the Company's employee stock option plan, options to purchase that number of shares of Common Stock that will enable Employee to maintain his Employee's Percentage Ownership, determined on a fully diluted basis as of the Measurement Date, at an exercise price equal to the fair market value on the of grant."

     4. Except as explicitly amended above, the Employment Agreement shall continue in full force and effect.

     5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.



                  [Remainder of Page Intentionally Left Bank]



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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day, month and year first above written.





                                      PRIMIS, INC.:

                                      By: ___________________________________

                                      Title: ________________________________

                                                   ("Company")



                                      ----------------------------------------
                                      C. JAMES SCHAPER

                                                   ("Employee")